                                                                     EXHIBIT 5.1

December 4, 1997

Board of Directors
Conseco, Inc.
11825 North Pennsylvania Street
Carmel, IN 46032

     RE: Registration Statement on Form S-3 (No. 333-40423)

Lady and Gentlemen:

     I am Senior Vice President, Legal of Conseco Services, LLC. At your request, I have examined or caused to be examined the Registration Statement on Form S-3 (the "Registration Statement") of Conseco, Inc. (the "Corporation") with respect to unsecured senior debt securities (the "Senior Debt Securities"), unsecured subordinated debt securities (the "Subordinated Debt Securities") shares of preferred stock, without par value (the "Preferred Stock"), shares of common stock, without par value (the "Common Stock") stock purchase units, stock purchase contracts and warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Corporation at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering. The Registration Statement also relates to the guarantees by the Corporation of preferred securities of Conseco Financing Trust IV, Conseco Financing Trust V, Conseco Financing Trust VI and Conseco Financing Trust VII, pursuant to guarantee agreements to be entered into by the Corporation (the "Preferred Securities Guarantee Agreements"). Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Senior Indenture (the "Senior Indenture") between the Corporation and LTCB Trust Company as Trustee. Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities will be issued under the Subordinated Indenture (the "Subordinated Indenture") between the Corporation and The First National Bank of Chicago as Trustee in the form to be filed as an exhibit to the Registration Statement.

     In rendering this opinion, I, or attorneys under my supervision (together referred to herein as "we"), have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

          1. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and the Senior Indenture, including any necessary supplemental indenture, shall have been duly qualified under the Trust Indenture Act of 1939, as amended;
     (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution or Officers' Certificate within the meaning of the Senior Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Senior Indenture detailing the establishment of such series of Senior Debt Securities; and (iv) such series of Senior Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, each such series of Senior Debt Securities will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture, including any necessary supplemental indenture, shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution or Officers' Certificate within the meaning of the Subordinated Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Subordinated Indenture detailing the establishment of such series of Subordinated Debt Securities; and (iv) such series of Subordinated Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Debt Securities will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          3. When the Common Stock has been duly issued and the consideration therefor has been received by the Corporation, the Common Stock will be legally issued, fully paid and nonassessable.

          4. When (i) the Board of Directors of the Corporation or a duly authorized committee thereof has duly adopted resolutions specifying the terms and conditions of the applicable series of Preferred Stock; (ii) the Corporation has filed with the Indiana Secretary of State articles of amendment with respect to such series of Preferred Stock; and (iii) such series of Preferred Stock has been duly issued and the consideration therefor has been received by the Corporation, such series of Preferred Stock will be legally issued, fully paid and nonassessable.

          5. When the terms of the stock purchase contracts have been duly established by the Board of Directors of the Corporation or any duly authorized committee thereof or authorized officer of the Corporation and when the stock purchase contracts have been duly executed and delivered and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement thereto, such stock purchase contracts (whether issued separately or as part of a stock purchase unit) will be legally binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          6. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Corporation; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          7. When a Preferred Securities Guarantee has been duly executed and delivered by the Corporation and such preferred guarantee trustee, such Preferred Securities Guarantee will constitute the legal and binding obligation of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Indiana and of the United States of America to the extent applicable. If any of the securities included in the Registration Statement are governed by the laws of a state other than Indiana, I have assumed for purposes of this opinion that the laws of such other state are the same as those of the State of Indiana.

     I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to all references to me in the Registration Statement or the Prospectus included therein.

                                          Very truly yours,


                                          /S/ KARL W. KINDIG


                                          Karl W. Kindig
                                          Senior Vice President, Legal